SCHEDULE 14A INFORMATION


               Proxy Statement Pursuant to Section 14(a) of
         the Securities Exchange Act of 1934 (Amendment No.     )



Filed by the Registrant /X/
Filed by a party other than the Registrant / /

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/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as Permitted by
     Rule 14a-6(e)(2)
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    The OFFITBANK Investment Fund, Inc.
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            (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

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     (2)  Aggregate number of securities to which transaction applies:

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          computed pursuant to Exchange Act Rule 0.11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.

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/ /  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0.11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                      The OFFITBANK Investment Fund, Inc.

                 125 W. 55th Street, New York, New York 10019

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                                PROXY STATEMENT


          This proxy statement is furnished in connection with the solicitation by the Board of Directors of The OFFITBANK Investment Fund, Inc. (the "Company") of proxies to be used at a special meeting (the "Meeting") of stockholders of the OFFITBANK Latin America Total Return Fund (the "Fund"), an investment portfolio of the Company, to be held at the offices of OFFITBANK, 520 Madison Avenue, 27th floor, New York, New York, on Friday, April 25, 1997 at 10:00 a.m., New York time (and at any adjournment or adjournments thereof). As described in greater detail below, the Meeting is being called to consider the approval of a change in the investment objective of the Fund.

          This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about March 25, 1997. Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Company at any time before they are voted. Unrevoked proxies will be voted in accordance with the specification thereon and, unless specified to the contrary, will be voted FOR Proposal 1. The close of business on March 21, 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. The Fund's shares of stock are issued in two classes, Select Shares and Adviser Shares. As of the Record Date, there were ___________ shares of stock of the Fund issued and outstanding in the aggregate for both classes of shares.

          In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal to adjourn to another date in their discretion. Under the By-Laws of the Company, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of stock of the Fund entitled to vote at the Meeting, except with respect to any matter which requires the separate approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of all classes entitled to vote on the matter shall constitute a quorum.

          The Company will furnish without charge a copy of its annual report for the year ended December 31, 1996, to any stockholder requesting the report. Such request should be made in writing to the Company at the address above or by calling 1-800-618-9510.
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                          BACKGROUND OF THE PROPOSAL

          The Fund commenced investment operations on February 12, 1996. The current investment objective of the Fund is to maximize total return from a combination of capital appreciation and current income. The Fund's investment objective is a "fundamental policy" of the Fund, which means that it may only be changed by shareholder approval. The Fund currently seeks to achieve its objective by investing, under normal market conditions, at least 65% of its total assets in a combination of equity and debt securities (including convertible debt securities) of Latin American issuers. As currently structured, the relative portion of the Fund's assets allocated between equity and debt securities of Latin America may vary from time to time. Under its present investment policies, the Fund may invest up to 80% of its total assets in either asset class (i.e., debt securities or equity securities of Latin American issuers).

          Upon a recent review of the Fund's investment objective and policies, OFFITBANK, the Fund's investment adviser (the "Adviser"), determined to recommend to the Company's Board of Directors certain changes to the Fund's investment objective and policies. Based on its view of the short- and long-term investment opportunities available in the Latin American markets, the Adviser recommended to the Board of Directors focusing the Fund's investment strategies on opportunities for capital appreciation opportunities in the Latin American equity markets, rather than a focus on "total return" through investing in equity and debt securities. Thus, the Adviser recommended that shareholder approval be sought to change the Fund's investment objective from an objective of total return to a new primary objective of capital appreciation and a secondary objective of current income. The Adviser also recommended certain related changes to the Fund's investment policies.

          The Board of Directors of the Company has unanimously approved the Adviser's recommendations.
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PROPOSAL :     Approval of a Change to the Investment Objective of the
               OFFITBANK Latin America Total Return Fund and a Related Name Change to OFFITBANK Latin America Equity Fund

          At the Meeting, the stockholders of the Fund will be asked to vote on the proposed change to the investment objective of the Fund.

          As stated above, the current investment objective of the Fund is to maximize total investment return from a combination of capital appreciation and current income. If shareholders approve the Proposal, the Fund's investment objective instead will be primarily to seek capital appreciation, and secondarily to produce current income. If the proposed change in investment objective is approved, the Fund may be able to enhance long-term capital appreciation by concentrating its assets in segments of the Latin American market where the Adviser believes there is growth potential. There of course can be no assurance that the Fund will attain its investment objective. In connection with this change, the Board has approved changing the name of the Fund to the "OFFITBANK Latin America Equity Fund", which would be effective at the time of shareholder approval of the Proposal.

          The Board of Directors also authorized certain changes to the Fund's non-fundamental investment policies if the change in objective is approved. These changes do not require shareholder approval. Such changes would be implemented upon effectiveness of the change to the Fund's fundamental investment objective proposed above. Under the proposed investment strategy, the Fund would invest at least 80% of its total assets in equity securities of Latin American issuers, rather than having the flexibility to invest up to 80% of its assets in either equity or debt securities. Up to 20% of the Fund's total assets could be invested in debt securities (including convertible debt securities) of Latin American issuers. Therefore, the Fund's assets would be concentrated primarily in capital enhancing equity securities and less heavily in income producing debt securities.

          The other investment policies and limitations of the Fund will not change under the Proposal. The Proposal will not change the type of investment activities in which the Fund may engage (see "Other Investment Policies" in the Company's prospectus). In addition, the investment limitations currently placed upon the Fund to limit investment risks will continue to apply under the Proposal (see "Limiting Investment Risks" in the Company's prospectus). Finally, the investment advisory fees will not change under the Proposal (see "Management" in the Company's prospectus).

          If shareholders approve the proposed change to the Fund's investment objective, such change (and the related changes to the Fund's non-fundamental policies) will become effective on or about May 1, 1997.

Required Vote

          Approval of the proposal to change the Fund's investment objective will require the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.
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     THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY
     RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL.

                            ADDITIONAL INFORMATION

Other Matters

          The Board of Directors of the Company does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

          Stockholder proposals to be presented at any future meeting of stockholders of the Company must be received by the Company a reasonable time before the Company's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

Information Regarding Shares Ownership

          Set forth below is information regarding ownership of the Fund's voting securities by persons (including groups) that owned more than 5% of the Fund's shares of stock as of March 1, 1997*.


Title of      Name and Address of     Amount and Nature of   Percent of Fund's
Class         Beneficial Owner        Beneficial Ownership   Common Stock
------------- -------------------     --------------------   -----------------
                   -                         -                      -



* The directors and officers of the Company, as a group, own less than one percent of the securities of each class of the Fund.


Investment Adviser

          OFFITBANK serves as the Fund's investment adviser (the "Adviser"). The Adviser is a New York State chartered trust company whose principal business address is 520 Madison Avenue, New York, New York 10022.

Principal Underwriter

          OFFIT Funds Distributer, Inc., a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as the principal underwriter of the Fund. Its principal offices are located at 3435 Stelzer Road, Columbus, Ohio 43219.

Administration

          BISYS Fund Services Limited Partnership, located at 3435 Stelzer Road, Columbus, Ohio 43219, serves as the administrator to the Fund and the other investment portfolios of the Company.

Expenses of Proxy Solicitation

          The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Company. Proxies may also be solicited personally by officers of the Company or its affiliates, or other representatives of the Company or by telephone or telegraph, in addition to the use of mails.


March 25, 1997